                                                                     EXHIBIT 6.4

     THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT), AND ALL APPLICABLE STATE SECURITIES LAWS.

     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE ACT, OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH LAWS.

     THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED FOR RESALE BY THE HOLDER UNDER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT AS PERMITTED BY APPLICABLE SECURITIES LAWS INCLUDING (i) IN RELIANCE ON EXEMPTIONS FROM REGISTRATION OR PROSPECTUS REQUIREMENTS OR (ii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR VALID PROSPECTUS.

     THIS WARRANT IS, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT WILL BE, ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 504 OF REGULATION D, PROMULGATED UNDER THE ACT. RULE 504 HAS BEEN AMENDED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION EFFECTIVE APRIL 7, 1999, AND SHARES ISSUED UPON EXERCISE OF THIS WARRANT SUBSEQUENT TO THAT DATE WILL BE SUBJECT TO THE AMENDED PROVISIONS OF RULE 504 AND WILL BEAR A RESTRICTIVE LEGEND.


No. W-__                                                         ________ SHARES


                              WARRANT TO PURCHASE
                        _______ SHARES OF COMMON STOCK
                        OF THE LAWTON-YORK CORPORATION
                   (NOW KNOWN AS AUCTIONANYTHING.COM, INC.)


     This certifies that __________________ ("Warrant Holder") or assigns
                                              --------------
permitted hereunder, is entitled to purchase from The Lawton-York Corporation, a Delaware corporation now known as AuctionAnything.com, Inc. (the "Company"), at
                                                                  -------
any time on or prior to May 31, 1999 (the "Expiration Date"), the number of duly
                                           ---------------
authorized, fully paid and non-assessable shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") stated above at the
                                      ------------
Exercise Price (as hereinafter defined). The Exercise Price and the number of Warrant Shares (as hereinafter defined) that may be purchased on exercise of this Warrant are subject to adjustment as provided in Article III.

     This Warrant is hereby issued pursuant to and subject in all respects to the terms and conditions set forth in the Subscription Agreement, dated on or about February 18, 1999, executed by the Warrant Holder (the "Subscription Agreement"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Subscription Agreement.


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.01.  As used herein, the following terms shall have the
          ------------
meanings ascribed to such terms:

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
on which banks in the State of Florida are authorized by law to remain closed.

          "Exercise Price" means initially $0.30 per share of Common Stock, as
           --------------
that price may be adjusted from time to time as provided in Article III.

          "Form of Assignment" has the meaning specified in Section 5.02.
           ------------------

          "Subscription Form" has the meaning specified in Section 2.02.
           -----------------

          "Warrant Holder" means the person or entity named on the first page
           --------------
hereof or any Person in whose name this Warrant is registered on the books of the Company.

          "Warrants" means this Warrant and all warrants of like tenor issued
           --------
pursuant to the Subscription Agreement.

          "Warrant Shares" means the shares of Common Stock, or any other
           --------------
securities deliverable upon exercise of the Warrants.


                                  ARTICLE II

                              EXERCISE OF WARRANT
                              -------------------

          Section 2.01.  (a) This Warrant may be exercised, in whole or in part,
          ------------
by the Warrant Holder at any time during the period commencing on the date of issuance of this Warrant until May 31, 1999. THIS WARRANT IS, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT WILL BE, ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 504 OF REGULATION D, PROMULGATED UNDER THE ACT. RULE 504 HAS BEEN AMENDED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION EFFECTIVE APRIL 7, 1999, AND SHARES ISSUED UPON EXERCISE OF THIS WARRANT SUBSEQUENT TO THAT DATE WILL BE SUBJECT TO THE AMENDED PROVISIONS OF RULE 504 AND WILL BEAR A RESTRICTIVE LEGEND. IN ADDITION, THE COMPANY MAY CALL THIS WARRANT SHOULD THE COMPANY'S COMMON STOCK TRADE AT OR ABOVE $5.00 REPORTED CLOSING BID OR TRADE PRICE FOR 10 CONSECUTIVE TRADING DAYS, UPON 15 DAYS' WRITTEN NOTICE TO THE WARRANT HOLDER OF THE COMPANY'S INTENTION TO DO SO, IF THE WARRANT

HOLDER SHALL NOT HAVE EXERCISED THIS WARRANT PRIOR TO THE END OF SUCH 15-DAY NOTICE PERIOD.

          Section 2.02.
          ------------

          (a) To exercise this Warrant in whole or in part, the Warrant Holder must surrender this Warrant on or prior to the Expiration Date, with the Subscription Form attached hereto as Exhibit B (the "Subscription Form") duly
                                     ---------       -----------------
executed, to the Company at its office specified in Section 6.02.

          (b) When the Company receives this Warrant with the Subscription Form duly executed and accompanied by payment of the full Exercise Price for the Warrant Shares as to which this Warrant is being exercised and the transfer agent's charge of $25.00, the Company will (provided that receipt occurs on or prior to the Expiration Date), as promptly as practicable after receipt, issue certificates, registered in the name of the Warrant Holder or such other names as are designated by the Warrant Holder, representing the total number of validly issued, fully paid and non-assessable shares of Common Stock as to which this Warrant is being exercised, in such denominations as are requested by the Warrant Holder, and the Company will deliver those certificates to the Warrant Holder against payment by a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company designated by it, in each case of an amount equal to the Exercise Price for the Warrant Shares as to which this Warrant is being exercised.

          (c) If the Warrant Holder exercises this Warrant prior to the Expiration Date with respect to fewer than all the Warrant Shares to which this Warrant relates, the Company will execute a new Warrant for the balance of the Warrant Shares that may be purchased upon exercise of this Warrant and deliver that new Warrant to the Warrant Holder, together with the certificates for the Warrant Shares described in Section 2.02(b).

          (d) The Warrant Holder will pay all expenses and any transfer or similar taxes which may be payable in respect of the issuance of Warrant Shares and, if this Warrant is exercised as to fewer than all the Warrant Shares to which it relates, in respect of the issuance of a new Warrant. The Company will not be required to issue any Warrant Shares or to issue a new Warrant registered in a name other than that of the Warrant Holder until the Company receives either evidence that any applicable transfer or similar taxes are not due or have been paid or funds with which to pay those taxes.


                                  ARTICLE III

                    ADJUSTMENT OF SHARES AND WARRANT PRICE
                    --------------------------------------

          Section 3.01.  The number of shares of Common Stock or other
          ------------
securities issuable on exercise of this Warrant (the "Exercise Rate") and the
                                                      -------------
Exercise Price are subject to adjustment from time to time as follows:

          (a) If, after the date hereof, the Company, directly or indirectly,
          (i) pays a dividend, or makes any other distribution, on its Common Stock in shares of its Common Stock, (ii) subdivides the outstanding Common Stock into a greater number of shares (by reclassification or otherwise than by a dividend or distribution referred to in clause
          (i)) or (iii) combines the outstanding Common Stock into a lesser number of shares, in each such case, the Exercise Rate in effect at the record date for the dividend or distribution or the effective date of the subdivision or combination, will be adjusted so that, upon exercise of this Warrant after the record date or effective date with respect to a specified number of Warrant Shares, the Warrant Holder will receive the number and kind of shares which the Warrant Holder would have received if the Warrant Holder had exercised this Warrant with respect to that number of Warrant Shares immediately before the first of those events and retained all the shares and other securities which the Warrant Holder received as a result of each of those events.

          (b) The Exercise Price in effect at any time shall be subject to adjustment from time to time upon the happening of an event set forth in Section 3.01(a) and shall be equal to the Exercise Price immediately prior to such event multiplied by a fraction, the numerator of which is the Exercise Rate immediately prior to such event and the denominator of which is the Exercise Rate immediately after such event.

          (c) No adjustment in the Exercise Price pursuant to this Section 3.01 will be required until cumulative adjustments result in a concomitant change of 1% or more of the Exercise Price as existed prior to the last adjustment of the Exercise Price. However, any adjustments which are not made because of this paragraph will be carried forward and taken into account at the earlier of (i) any subsequent adjustments or
          (ii) the exercise hereof. All calculations under this Section 3.01 will be made to the nearest cent or to the nearest whole share, as the case may be.

          (d) If any adjustment in the Exercise Price or in the Exercise Rate becomes effective as of a record date for a specified event, and this Warrant is exercised between that record date and the date the event occurs, the Company may elect to defer, until the event occurs, issuing to the Warrant Holder the shares of Common Stock or other securities to which the Warrant Holder is entitled solely by reason of that event. However, if the Company does so defer, when this Warrant is exercised, the Company will deliver to the Warrant Holder a due bill or other instrument evidencing the Warrant Holder's right to receive the additional shares or other securities upon occurrence of the event.

          Section 3.02.  Whenever the Exercise Price or the Exercise Rate are
          ------------
adjusted as provided in this Article III, the Company will send to the Warrant Holder a certificate signed by its President, Secretary, Chief Executive Officer or Treasurer, setting forth the adjusted Exercise Price, the adjusted Exercise Rate and the date the adjustment became effective, and containing a brief description of the events which caused the adjustment and the method by which such adjustment was calculated.

          Section 3.03.  The form of Warrant need not be changed because of any
          ------------
change in the Exercise Price or in the Exercise Rate, and Warrants issued after the change may state the same Exercise Price and the same number of Warrant Shares as are stated in Warrants issued before the change. However, the Company may at any time make any change in the form of Warrant that it deems appropriate to reflect a change in the Exercise Price or in the Exercise Rate (provided the change in the form of Warrant does not otherwise affect the terms, conditions, provisions or substance of the Warrant), and any Warrant issued after the form of Warrant is so changed may be in the changed form.

          Section 3.04.  Except as provided in Section 3.01, no adjustment in
          ------------
respect of dividends shall be made during the term of the Warrant or upon the exercise of the Warrant. No adjustment shall be made in connection with the issuance of Common Stock in connection with the private placement of up to 1,000,000 shares of the Company's Common Stock (the "Offering") pursuant to the
                                                     --------
Offering Document dated February 17, 1999, or the issuance of Common Stock upon exercise of this Warrant or other warrants issued in connection with the Offering.

                                  ARTICLE IV

                         OTHER PROVISIONS RELATING TO
                           RIGHTS OF WARRANT HOLDER
                           ------------------------

          Section 4.01.  Except as provided in the Placement Agreement, the
          ------------
Warrant Holder will not, as such, be entitled to voting rights, receive dividends or have any other of the rights of a stockholder of the Company;

provided that, after this Warrant is exercised in accordance with Section 2, the
--------
persons in whose names the Warrant Shares purchased through exercise of this Warrant are to be issued will be deemed to become the holders of record of those Warrant Shares for all purposes even if certificates representing those Warrant Shares are not issued.

          Section 4.02.
          ------------

          (a) The Company will at all times reserve and keep available for issuance upon exercise of this Warrant the number of authorized and unissued shares of Common Stock equal to the maximum number of shares of Common Stock which the Company may be required to issue upon exercise of this Warrant from time to time.

          (b) All shares of Common Stock issued on exercise of this Warrant will, when they are issued, be validly issued, fully paid, non-assessable and free of preemptive rights.

          Section 4.03.  The Company will not be required to issue any fraction
          ------------
of a share upon exercise of this Warrant. In any case in which the Warrant Holder would, except for the provisions of this Section 4.03, be entitled to receive a fraction of a share upon exercise of this Warrant, the Company will, upon exercise of this Warrant, (a) issue the maximum number of whole shares it is required to issue, and (b) pay to the Warrant Holder, in cash, the product of
(i) such fraction multiplied by (ii) an amount equal to (x) the fair market value of a Warrant Share, as determined in good faith by the Board minus (y) the Exercise Price.

          Section 4.04.  Prior to due presentment for registration of transfer
          ------------
of this Warrant, the Company may treat the Warrant Holder as the absolute owner of this Warrant for all purposes, including for the purpose of determining exercise of this Warrant, despite any notice to the contrary.


                                   ARTICLE V

                             TRANSFER OF WARRANTS
                             --------------------

          Section 5.01.  Neither this Warrant nor any shares of Common Stock or
          ------------
other securities issued on exercise of this Warrant may be sold, transferred, assigned, or hypothecated except in accordance with the Subscription Agreement, the Securities Act of 1933, as amended, and all applicable state securities laws.

          Section 5.02.  Upon surrender of this Warrant to the Company at its
          ------------
office specified in Section 6.02 with the Form of Assignment attached hereto as

Exhibit A (the "Form of Assignment") (or another instrument of assignment) duly
---------       ------------------
executed and accompanied by (i) evidence that any transfer or similar tax is not due or has been paid or funds sufficient to pay any transfer or similar tax, and
(ii) evidence reasonably satisfactory to the Company that the proposed assignment will not violate Section 5.01, the Company will, without charge, execute and deliver a new Warrant registered in the name of the assignee named in the Form of Assignment (or other instrument of assignment) and will promptly cancel this Warrant. This Warrant may be divided or combined with other Warrants by surrender of this Warrant and any other Warrants with which it is to be combined at the principal office of the Company together with a written notice, signed by the Warrant Holder, specifying the names and denominations in which new Warrants are to be issued.

          Section 5.03.  Upon receipt by the Company of evidence reasonably
          ------------
satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, or (in the case of mutilation) upon surrender of this Warrant, the Company will execute and deliver a new Warrant relating to the same number of Warrant Shares as this Warrant and the lost, stolen, destroyed or mutilated Warrant will become void. Any new Warrant executed and delivered in accordance with this Section 5.03 will constitute an additional contractual obligation of the Company and the Warrant Holder, and will be valid and enforceable whether or not the Warrant which was believed to have been lost, stolen or destroyed is subsequently presented for exercise.


                                  ARTICLE VI

                                 OTHER MATTERS
                                 -------------

          Section 6.01.  The provisions of this Warrant will be binding upon,
          ------------
and inure to the benefit of, the Company and the Warrant Holder and their respective successors and permitted assigns.

          Section 6.02.  Any notice or other communication to the Company or the
          ------------
Warrant Holder relating to this Warrant will be deemed given on the Business Day when it is delivered or sent by facsimile transmission, or on the third Business Day after the day on which it is sent by first-class mail, at the following address (or such other address as may be specified by one party to the other after the date of this Warrant):

          If to the Company:

               AuctionAnything.com, Inc.
               P.O. Box 520846
               Longwood, Florida 32752
               Attention:  President
               Telecopy No.:  (407) 673-9997

          If to the Warrant Holder, to the address set forth under the Warrant Holder's signature on the signature page hereto.

          Section 6.03.  This Warrant will be governed by, and construed under,
          ------------
the laws of the State of Florida relating to contracts made and to be performed in that state.

          Section 6.04.  The Article headings in this Warrant are for
          ------------
convenience only, are not part of this Warrant and are not intended to affect the meaning or interpretation of any of the terms of this Warrant.

          IN WITNESS WHEREOF, this Warrant has been executed by the Company and the Warrant Holder as of the 17th day of March, 1999.


                                     AUCTIONANYTHING.COM, INC.



                                     By: _____________________________
                                         Raymond J. Hotaling, III, President


Accepted and agreed to:

"WARRANT HOLDER"



___________________________________
(Signature must conform to the name
of the Warrant Holder specified on
the face of the Warrant.)

Print Name:________________________

Address:___________________________

        ___________________________

        ___________________________

Telecopy No.:______________________

                                   EXHIBIT A
                                   ---------

                              FORM OF ASSIGNMENT
                              ------------------

                      (To Be Signed Only Upon Assignment)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the attached Warrant to ____________________________________________ to the extent of the right to purchase _________________ Warrant Shares, and the undersigned appoints ___________________________, with full power of substitution, to transfer that Warrant, with respect to the right to purchase that number of Warrant Shares, on the books of AuctionAnything.com, Inc.

Dated:  ________________, 1999



                                            ___________________________________
                                            (Signature must conform to the name
                                            of the Warrant Holder specified on
                                            the face of the Warrant.)

                                   EXHIBIT B
                                   ---------

                               SUBSCRIPTION FORM
                               -----------------

To:  AuctionAnything.com, Inc.

     The undersigned irrevocably elects to purchase ___________ Warrant Shares by exercising the Warrant to which this form is attached (the "Warrant") and will tender payment of the full Exercise Price with respect to those Warrant Shares in accordance with Section 2.02 of the Warrant. The undersigned requests that the certificates representing the Warrant Shares as to which the Warrant is being exercised be registered as follows:

Name:                        _______________________________________
Social Security or Employer
 Identification Number:      _______________________________________

Address:                     _______________________________________

                             _______________________________________

Deliver to:                  _______________________________________

Address:                     _______________________________________

                             _______________________________________

     If the Warrant Shares as to which the Warrant is being exercised are fewer than all the Warrant Shares to which the Warrant relates, please issue a new Warrant for the balance of the Warrant Shares registered in the name of the undersigned and deliver it to the undersigned at the following address:

Address:                     _______________________________________

                             _______________________________________

     This Subscription Form is governed in all respects by the provisions of the Warrant.


Date: _____________________       Signature:___________________________________
                                            (Signature must conform to the name
                                            of the Warrant Holder specified on
                                            the face of the Warrant.)



               Total Exercise Price:  $
                                      _______________
               Transfer Agent's
                 Charges:           +       25.00
                                      ---------------
               Total Payment Remitted
                 Herewith:            $
                                      ===============